UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Welsh Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	27-1512424
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
4350 Baker Road, Suite 400
Minnetonka, Minnesota 55343
(Address, including zip code, of principal executive office)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-165174
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
     This registration statement relates to the common stock of Welsh Property Trust, Inc. (the “Registrant”). A description of the Registrant’s capital stock, including its common stock, is contained in the Registrant’s prospectus under the caption “Description of Stock,” which is a part of the Registrant’s Registration Statement on Form S-11 (File No. 333-165174), as amended, originally filed with the Securities and Exchange Commission on March 3, 2010, which is incorporated herein by reference. In addition, also incorporated by reference herein is information relating to the Registrant’s common stock under the caption “Material provisions of Maryland law and of our charter and bylaws.”
Item 2. Exhibits.
     Not applicable.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Welsh Property Trust, Inc.
Date: May 10, 2010	By:	/s/ Scott T. Frederiksen
Scott T. Frederiksen
Chief Executive Officer and Director